BIOADAPTIVES, INC.

RESTRICTED STOCK AGREEMENT

* * * * *

Recipient:	Ted Jacobs
Grant Date:	April 10, 2014
Number of Shares of Common Stock Subject to this Restricted Stock Grant:	100,000
Vesting Schedule:	None
Eligible for Rule 144:	October 10, 2014

1

This Restricted Stock Agreement (this “Agreement”), dated as of the Grant Date specified above, is between BioAdaptives Inc., a Delaware corporation (the “Company”), and the Recipient listed above. Capitalized terms used but not defined in this Agreement have the meanings attributed to them in Appendix 1.

The parties agree as follows:

ARTICLE I

GRANT OF SHARES

1.1            Grant. As of the Grant Date, subject to the vesting schedule and other terms contained in this Agreement, the Company hereby grants to the Recipient, and the Recipient hereby accepts, 100,000 shares of Common Stock (the “Shares”), as compensation for the Recipient’s services to the Company.

1.2            Delivery of Shares. Promptly following the full signing and delivery of this Agreement and subject to Section 2.1, the Company shall issue to the Recipient a stock certificate by its transfer agent, Madison Stock Transfer.

1.3            Rights as a Shareholder. Upon receipt of the Shares, the Recipient has all the rights of a shareholder with respect to the Shares, subject to the terms contained in this Agreement.

ARTICLE II

TRANSFER RESTRICTIONS; SECURITIES LAW COMPLIANCE

2.1            Transfer Restrictions. The Recipient shall not make or attempt to make any disposition, pledge, gift, assignment, or other transfer (voluntarily or involuntarily) of the Shares. Any such transfer, purported transfer, or attempted transfer will be void.

2.2            Legend. In addition to any other restrictive legend required by the Company, in order to reflect the restrictions on disposition of the Shares, the Shares will bear and be subject to a restrictive legend, similar to the following:

“THE SHARES REFERENCED HEREBY ARE SUBJECT TO A RESTRICTED STOCK AGREEMENT, WHICH INCLUDES RESTRICTIONS ON SHARE TRANSFERS. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE MAILED TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE UPON THE COMPANY’S RECEIPT OF A WRITTEN REQUEST FOR IT. ANY SALE OR TRANSFER IN VIOLATION OF THE RESTRICTED STOCK AGREEMENT WILL BE VOID.”

2.3            Restricted Securities. The Recipient makes the following representations to the Company:

(a)              The Recipient is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept the Shares.

(b)              The Recipient is receiving the Shares for the Recipient’s own account for investment, not with a view to or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

(c)               The Recipient confirms that the Recipient has been informed that the Shares are restricted securities under the Securities Act of 1933 (the “Securities Act”).

2

(d)              The Recipient is prepared to hold the Shares for the required holding period pursuant to Rule 144 of the Securities and Exchange Commission issued under the Securities Act.

ARTICLE III

TAX PROVISIONS

3.1            Section 83(b) Election. The Recipient understands that under Section 83 of the Code, the fair market value of the Shares (or portion thereof) on the date that any forfeiture restrictions applicable to the Shares (or portion thereof) lapse, minus the price paid, if any, for the Shares (or portion thereof) will be reportable as ordinary income to the Recipient on such lapse date. For this purpose, the date the forfeiture restrictions lapse is the date on which the Shares (or portion thereof) become Vested Shares in accordance with Article III. The Recipient understands that the Recipient may elect under Section 83(b) of the Code to be taxed at the time the Shares are acquired under this Agreement, rather than when the Shares (or a portion thereof) cease to be subject to the forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the Grant Date. A form for making this election is attached as Exhibit A. The Recipient understands that failure to make this filing within such 30-day period will result in the recognition of ordinary income by the Recipient each time the forfeiture restrictions lapse. The Recipient also understands and acknowledges that nothing in this Agreement guarantees that the vesting requirements of this award will be met. Accordingly, a Recipient who makes an election under Section 83(b) of the Code may pay current taxes but may subsequently forfeit all rights to the Unvested Shares by failing to meet the vesting requirements. In such a case, the Recipient acknowledges that the Company has no obligation to reimburse or make whole the Recipient for the taxes paid in connection with an election under Section 83(b) of the Code.

3.2            Section 83(b) Election Acknowledgement. The Recipient acknowledges that it is the Recipient’s sole responsibility to file a timely election under Section 83(b) of the Code, should the Recipient opt to make a Section 83(b) election. That filing should be made by registered or certified mail, return receipt requested, and the Recipient should retain two copies of the completed form for filing with the Recipient’s state and federal tax returns for the current tax year and a copy for the Recipient’s personal records. If making a Section 83(b) election, the Recipient shall promptly send a copy of such 83(b) election form to the Company.

3.3            Valuation of Common Stock. The Recipient understands that the Company has valued the Shares at $0.12 cents per Share as of the Grant Date, which equals the fair market value of one share of Common Stock as determined by the Company in a manner consistent with Code Section 409A.

3.4            Withholding. As a condition precedent to the release of the Vested Shares from the escrow as described in Article IV, the Recipient shall comply with the requests of the Company as they relate to the satisfaction of any federal, state, or local withholding tax obligations that arise in connection with the release of the Vested Shares. Such requests may include among others (a) the deduction of any such required withholding from any payments due or to become due to the Recipient, (b) the payment in cash by the Recipient to the Company in an amount equal to any required withholding, and (c) signing such documentation necessary to enable withholding of Shares to satisfy tax obligations.

ARTICLE IV

GENERAL PROVISIONS

4.1            Adjustments. The existence of the Recipient’s rights under this Agreement does not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger, consolidation, or share exchange of the Company, or any issuance of bonds, debentures or preferred or prior preference stock ahead of or affecting Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.2            Notices. To be effective, any notice, consent, or communication required or permitted to be given in connection with this Agreement must be in writing and (i) delivered in person, (ii) mailed by certified or

3

registered mail, return receipt requested, postage prepaid, (iii) sent by same-day messenger or nationally recognized overnight delivery service, with all fees prepaid, or (iv) sent by fax, with a fax transmission receipt, as follows:

If to the Company: BioAdaptives, Inc.

1003 S Cimmaron Road

Las Vegas, NV 89145

Attn: Chairman of the Board of Directors

If to the Recipient: Ted Jacobs c/o BioAdaptives, Inc.

1003 S Cimmaron Road

Las Vegas, NV 89145

A party may update the party’s contact information by providing notice thereof to the other party. A notice, consent, or communication is effective on the earlier of (i) the date it is delivered in person, (ii) the date it is delivered to the address required by this Agreement as indicated by the date of the acknowledgment or signed receipt, (iii) the date delivery is refused or deemed undeliverable at the address required by this Agreement, as the U.S. Postal Service, messenger service, or overnight courier, as the case may be, indicates through its records, or (iv) with respect to a fax, the date on which the fax is sent and receipt of which is confirmed, provided that if such date is not a business day or the confirmation time as after 5:00 p.m. local time of the recipient on a business day, then the following business day.

4.3            Entire Agreement. This Agreement constitutes the entire and final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations, term sheets, and other agreements, either oral or in writing, between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. No provisions of this Agreement may be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings.

4.4            Amendments and Waivers. No amendment, rescission, waiver, or termination of this Agreement or any of its terms is effective, except by a writing signed by the party or parties against whom enforcement is sought. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, operates as a waiver or estoppel of any right, remedy, or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion or against any other person. To the extent any course of dealing, act, omission, failure, or delay in exercising any right or remedy under this Agreement constitutes the election of an inconsistent right or remedy, that election does not either constitute a waiver of any right or remedy or limit or prevent the subsequent enforcement of any contract provision.

4.5            Headings. The descriptive headings of the articles, sections, and subsections of this Agreement are for convenience of reference only. They do not constitute a part of this Agreement and do not affect this Agreement’s construction or interpretation.

4.6            Assignability; Successors and Assigns. The Recipient shall not assign this Agreement or the rights and duties set forth herein, but the Company may assign them, in whole or in part. This Agreement binds and benefits the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

4.7            Governing Law. The laws of the State of Delaware govern all matters arising out of or relating to this Agreement, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof. Any reference to a specific federal, state, or local statute or code includes (i) any rules and regulations promulgated thereunder and (ii) any subsequent amendment, restatement, supplement, or superseding statute, code or other law as may be in effect at the particular time. Any reference to an agreement includes such agreement as it may be amended, restated, supplemented, or modified from time to time.

4

4.8            Further Assurances. Each party shall use reasonable efforts to take, or cause to be taken, all actions necessary or desirable as requested to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable as requested to carry out the purposes of this Agreement, each party shall use reasonable efforts to take, or cause to be taken, such action.

4.9            Professional Advice. The acceptance of this Agreement and the issuance of the Shares may have consequences under federal and state tax and securities laws, which may vary depending on the individual circumstances of the Recipient. Accordingly, the Recipient acknowledges that he or she has been advised to consult the Recipient’s legal and tax advisors in connection with this Agreement and the acquisition, holding and disposition of the Shares. The Recipient acknowledges that neither the Company nor any of its officers, directors, attorneys, or agents have made any representations as to the federal or state tax effects of the acceptance of the Shares or any rights under this Agreement.

4.10          Counterparts. If the parties sign this Agreement in counterparts, each counterpart constitutes an original, and all counterparts, collectively, constitute only one agreement. The signatures of all the parties need not appear on the same counterpart, and delivery of a signed counterpart signature page by fax or other electronic transmission is as effective as signing and delivering an original.

[Signature Page Follows]

5

This Agreement is signed and effective as of the Grant Date.

BIOADAPTIVES, INC. By: Barry Epling Chairman of the Board of Directors	RECEPIENT By: Ted Jacobs

6

APPENDIX 1

DEFINITIONS

“Board” means the Company’s board of directors.

“Cause” means the termination of employment or other services for negligence, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, failure to perform stated or assigned duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); provided, however, if the Recipient has an employment agreement with the Company and such employment agreement defines a termination for “cause,” then the word “Cause” will have the same meaning as stated in such employment agreement.

“Change in Control” means the occurrence of any one of the following events:

(a)              any person or more than one person acting as a group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 70% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding any additional securities acquired by a person or more than one person acting as a group who before the acquisition is considered to own more than 30% of the total fair market value or total voting power of such securities);

(b)              the consummation of a merger, consolidation, or share exchange of the Company with or into any other entity or any other corporate reorganization, other than a merger, consolidation, share exchange, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, consolidation, share exchange, or reorganization; or

(c)               the sale or disposition of all or substantially all the Company’s assets (in one transaction or a series of related transactions within any period of 12 consecutive months), other than a sale or disposition to (i) an entity, of which more than 50% of the total value or voting power of which is owned, directly or indirectly, by the Company, (ii) a person, or more than one person acting as a group, that owns, directly or indirectly, 30% or more of the total value or voting power of all the outstanding stock of the Company, or (iii) an entity that is controlled or owned, directly or indirectly, by a person(s) described in the preceding clause (ii).

“Code” means the Internal Revenue Code of 1986, as may be amended,supplemented, or superseded from time to time.

“Common Stock” means the Company’s common stock, $0.0001 par value per share.

“Continuous Service” means the absence of any interruption or termination of service as an employee, consultant, officer, or director to the Company or an affiliate or acquiror of the Company in which the Recipient provides at least 200 hours of service to the Company or an affiliate or acquiror of the Company per calendar quarter. Continuous Service will not be considered interrupted in the case of (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment or reengagement upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time. A change in status from an employee to a consultant or from a consultant to a director, for example, will not constitute an interruption of Continuous Service. The Board shall determine whether the Recipient is in Continuous Service with the Company (excluding the vote of the Recipient, if applicable). All such determinations by the Board will be final and nonappealable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

7

“Involuntarily Terminated” means the Company or its successor or surviving entity (or parent thereof) terminates the Recipient’s service as an employee or a consultant without Cause other than for death or disability and is not promptly hired or engaged by the successor or surviving entity or offered employment or an engagement by the successor or surviving entity.

8

Exhibit A

SECTION 83(b) TAX ELECTION

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

(1)	The taxpayer who performed the services is:

Name: Ted Jacobs

Address:

Taxpayer Identification No.:

(2)	The property with respect to which the election is being made is 100,000 shares of Common Stock of BioAdaptives, Inc.

(3)	The property was issued as of April 10, 2014.

(4)	The taxable year in which the election is being made is the calendar year 2014.

(5)	The property is subject certain redemption rights under which the issuer has the right to acquire the property if, for any reason, taxpayer does not meet the requirements for vesting of the restricted shares.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than one that by its terms will never lapse) is $0.12 cents per share.

(8)	The amount to include in gross income is $____.

(9)	A copy of this statement was furnished to BioAdaptives, Inc. for whom taxpayer is rendering services underlying the transfer of property.

(10)	This statement is signed and effective as of April 10, 2014.

Spouse (if any)	Ted Jacobs

[This form must be filed with the Internal Revenue Service Center with which taxpayer files his or her federal income tax returns. The filing must be made within 30 days after the grant date.